SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2002

MAYOR’S JEWELERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9647	59-2290953

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 Northwest 14th Street
Sunrise, Florida 33323

(Address of principal executive offices)

954-846-8000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     (a)  On July 31, 2002, the Registrant, Mayor’s Jewelers, Inc., a Delaware corporation (“Mayor’s”) and Henry Birks & Sons Inc. (“Birks”), entered into an Investment Agreement dated July 30, 2002 (the “Investment Agreement”), pursuant to which Birks will invest $15 million in Mayor’s and Mayor’s will issue Preferred Convertible Stock to Birks upon the closing of the transaction. The Preferred Convertible Stock, upon conversion, would give Birks a 72% interest in Mayor’s. The Investment Agreement also provides Birks with the right to appoint the majority of Mayor’s Board of Directors and provides warrants to acquire additional shares which, upon exercise, would increase the Birks interest to 82% of Mayor’s. The closing is scheduled, subject to certain conditions, to be held in late August, 2002.

     (b)  David Boudreau, the Chief Financial Officer and a former member of the Board of Directors of the Registrant, resigned from his position as a Director, effective July 22, 2002 and as the Chief Financial Officer, effective August 10, 2002.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit 10	Investment Agreement, dated July 30, 2002, among Mayor’s and Birks.

Exhibit 99	Press Release.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC
By: /s/ Joseph Cicio

Name: Joseph Cicio Title: Chief Executive Officer
Dated: August 6, 2002

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Exhibit Index

Exhibit Number	Description

Exhibit 10	Investment Agreement, dated July 30, 2002, among Mayor’s and Birks.
Exhibit 99	Press Release.

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